UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2011

J.B. POINDEXTER & CO., INC.

(Exact name of registrant as specified in its charter)

Delaware	033-75154	76-0312814
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

600 Travis, Suite 200, Houston, Texas 77002

(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code:  (713) 655-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

On September 12, 2011, J.B. Poindexter and Co., Inc. (the “Company”) issued a press release announcing the departure of its former Executive Vice President and Chief Operating Officer.  A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference to this Item 5.02.

Robert Preston, the Company’s former Executive Vice President and Chief Operating Officer, has separated from the Company effective September 12, 2011.  In addition to any payments to which Mr. Preston may be entitled pursuant to our incentive compensation plans described in our Annual Report on Form 10-K for the year ended December 31, 2010, as amended, we may be obligated to pay Mr. Preston’s base salary through September 12, 2012 as well as a pro-rated bonus for 2011. The Company and Mr. Preston are discussing the terms of his separation, and such terms will be described in an amendment to this Form 8-K after completion of those discussions.

Item 9.01               Financial Statements and Exhibit.

(d)	Exhibits

The following Exhibits are filed herewith:

99.1	Press Release dated September 12, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

J.B. POINDEXTER & CO., INC.

Date: September 15, 2011	By:	/s/ Michael O’Connor

Michael O’Connor
Chief Financial Officer